UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2026

SOBR SAFE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53316	26-0731818
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6300 E. Hampden Ave., Suite C-308

Denver, Colorado 80222

(Address of principal executive offices) (zip code)

(844) 762-7723

(Registrant’s telephone number, including area code)

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SOBR	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 18, 2026, the Board of Directors (“Board”) of SOBR Safe, Inc. (the “Company”) approved but did not pay out bonuses for certain of its directors.

On September 22, 2026, the Board approved retention bonuses for certain of its directors in order to induce the directors to continue on with the Company through its annual stockholder meeting for 2026. The total amount of the retention bonuses (the “Retention Bonuses”), payable to each participating director is set forth in the table below. The Retention Bonuses are subject to the terms of a Continuation Offer Letter (“Retention Letter”). Pursuant to the Retention Letter, payments of the Retention Bonuses will be made in two installments, with 60% of the Retention Bonus due within 10 days of September 22, 2026, and the remaining 40% of the Retention Bonus due on November 30, 2026, provided the 2026 Annual Meeting (as defined in Item 8.01 below) has occurred. The 40% payment of the Retention Bonus is also subject to the participating director’s execution of a Release Agreement (the “Director Release Agreement”).

The table below shows the Retention Bonus that each participating director is entitled to receive:

Director	Retention Bonus Amount
Sandy Shoemaker	$55,000
Kris Pederson	$50,000
Steven Beabout	$70,000

The Director Release Agreements also provide for payment of the $30,000 bonus to Ms. Shoemaker and $50,000 to Mr. Beabout that was approved on August 18th.

The foregoing description of the Retention Letters and the Director Release Agreements does not purport to be complete and is subject to, and is qualified in its entirety by, the form of Retention Letter and Director Release Agreement, copies of which are filed herewith as Exhibit 10.1 and 10.2, respectively, and are incorporated herein by reference.

The information set forth in Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference into this Item 1.01 in its entirety.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 18, 2026, the Board approved bonuses and release payments to certain of its named executive officers, but no payment was made on such bonuses or release payments.

On September 22, 2026, the Board approved retention agreements (“Retention Agreements”) for certain of its named executive officers who are set forth in the table below (each, a “Participant”). Under the Retention Agreements, each Participant, received its previously approved bonus (the “Bonus”), and release payment (the “Release Payment”) with the Bonus and Release Payments payable to each participating named executive officer equal to the amounts set forth in the table below, subject to the terms and conditions set forth in such Participant’s Retention Agreement. The Bonus payment is payable within 10 days of September 22, 2026, subject to the Participant’s execution of a release of claims with the Company. The Release Payment is payable in two installments. 60% of the Release Payment is to be paid in advance within 10 days of September 22, 2026, and the remaining 40% of the Release Payment is payable if the Participant remains employed with the Company on November 30, 2026 and is also subject to the Participant's execution of a release agreement. The Participants agreed to remain employed with the Company through November 30, 2026, subject to stockholder approval of a dissolution of the Company. The Board approved providing stockholders with the option to vote to dissolve the Company. If the Company ceases to exist, or if Participant’s employment is terminated through no fault of Participant earlier than November 30, 2026, the Participant will be deemed to have been employed through such date for purposes of the payment of the remaining 40% of the Release Payment.

The table below shows the Bonus and Release Payment that each participating named executive officer is entitled to receive:

Name	Title	Bonus	Release Payment
David Gandini	Chief Executive Officer	$100,000	$270,000
Chris Whitaker	Chief Financial Officer	$70,000	$270,000

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The foregoing description of the Retention Agreements does not purport to be complete and is subject to, and is qualified in its entirety by, the form of Retention Agreements, a copy of which are filed herewith as Exhibit 10.3 and 10.4, respectively, and are incorporated herein by reference.

Item 8.01. Other Events.

As previously reported in the Company’s Current Reports on Form 8-K filed on May 13, 2026 and July 10, 2026, the Board approved and committed to a course of action to discontinue the Company’s revenue generating operations, and the Company significantly reduced its workforce. Given the termination of business activities, and the reduction in workforce, along with the significant reduction in Company assets as reflected in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 filed on August 14, 2026, management and the Board have determined that the Company meets the definition of a “shell company” under Rule 12b-2 of the Securities Exchange Act of 1934.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Form of Retention Letter
10.2	Form of Director Release Agreement
10.3	CEO Retention and Release Agreement
10.4	CFO Retention and Release Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOBR Safe, Inc. a Delaware corporation

Dated: September 25, 2026	By:	/s/ David Gandini
David Gandini, Chief Executive Officer

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